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Briony Quinn
Chief Financial Officer
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2024 RESULTS
Comparable Total Revenues 3.8% Above 2023
Raises Midpoint of Full Year Guidance
BETHESDA, Maryland, Thursday, May 2, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended March 31, 2024.

First Quarter 2024 Highlights

•Net Income: Net income was $8.4 million and earnings per diluted share was $0.03.
•Comparable Revenues: Comparable total revenues were $256.4 million, a 3.8% increase from 2023.
•Comparable RevPAR: Comparable RevPAR was $184.23, a 0.4% decrease from 2023.
•Comparable Hotel Adjusted EBITDA: Comparable Hotel Adjusted EBITDA was $61.4 million, a 3.0% decrease from 2023.
•Comparable Hotel Adjusted EBITDA Margin: Comparable Hotel Adjusted EBITDA margin was 23.95%, a 169 basis point decrease from 2023.
•Adjusted EBITDA: Adjusted EBITDA was $53.6 million, a 3.2% decrease from 2023.
•Adjusted FFO: Adjusted FFO was $36.0 million and Adjusted FFO per diluted share was $0.17.

Recent Development

On April 15, 2024, the Company announced leadership changes and a simplified organizational structure to drive continued business momentum. Jeffrey Donnelly, previously Executive Vice President and Chief Financial Officer, was appointed Chief Executive Officer, succeeding Mark Brugger, who departed the Company. Briony Quinn, previously Senior Vice President and Treasurer, was named Executive Vice President, Chief Financial Officer and Treasurer, succeeding Mr. Donnelly. Justin Leonard, formerly Executive Vice President and Chief Operating Officer, was appointed President. Mr. Leonard will maintain his role as Chief Operating Officer and assumed the responsibilities previously overseen by Troy Furbay, Executive Vice President and Chief Investment Officer, who departed the Company. In addition, Mr. Donnelly was appointed to the Company's Board of Directors on May 2, 2024.

With these changes DiamondRock reduced its executive team structure from six to four members, including the Company's Executive Vice President and General Counsel, who previously announced his intention to retire effective June 30, 2024.

“I am excited to have the opportunity to collaborate with the Board and our highly experienced executive team to create value for our shareholders. I want to thank Messrs. Brugger and Furbay for their contributions to DiamondRock over their careers and wish them success in their future endeavors. We remain committed to our current strategy to create long-term shareholder value through the acquisition, active-ownership, and disposition of value-added resort and urban hotel real estate. We expect this focus will drive superior relative performance over the long term.

First quarter total revenue growth was largely in line with our original expectations as strong food and beverage sales from the 10.2% increase in group room nights offset much of the softer top-line growth at a number of our luxury resorts. Despite the revenue mix shift towards less profitable channels, the team was able to tightly control expenses and deliver first quarter Adjusted FFO per share in line with our expectation.

We enjoyed healthy group sales production in the quarter and concluded with 85% of our budgeted full-year group revenues on the books. We are raising our full-year earnings guidance to incorporate the savings associated with our streamlined leadership structure and confidence in our group pace."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels currently owned for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Quarter Ended March 31,		Change From
	2024	2023	2023
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$269.53	$276.43	(2.5)%
Occupancy	68.4%	66.9%	1.5%
RevPAR	$184.23	$185.00	(0.4)%
Total RevPAR	$288.92	$282.28	2.4%
Room Revenues	$163.5	$161.9	1.0%
Total Revenues	$256.4	$247.0	3.8%
Hotel Adjusted EBITDA	$61.4	$63.3	(3.0)%
Hotel Adjusted EBITDA Margin	23.95%	25.64%	(169 bps)
Available Rooms	887,523	875,126	12,397

Actual Operating Results (2)
Total Revenues	$256.4	$243.6	5.3%
Net income	$8.4	$9.2	(8.7)%
Earnings per diluted share	$0.03	$0.03	0.0%
Adjusted EBITDA	$53.6	$55.4	(3.2)%
Adjusted FFO	$36.0	$38.0	(5.3)%
Adjusted FFO per diluted share	$0.17	$0.18	(5.6)%
(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to March 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Capital Expenditures

The Company invested approximately $18.9 million in capital improvements at its hotels during the three months ended March 31, 2024. The Company continues to expect to spend approximately $100 million on capital improvements at its hotels in 2024. Significant projects in 2024 include the following:

•Westin San Diego Bayview: In late 2023, the Company commenced a comprehensive renovation of the hotel's guestrooms, which is expected to be completed in the second quarter of 2024.
•Hilton Burlington Lake Champlain: In 2023, the Company commenced a repositioning of the hotel to rebrand it as a Curio Collection by Hilton hotel. The repositioning is expected to be completed in the summer of 2024 and includes a new restaurant concept by a well-known, award-winning chef.
•Orchards Inn Sedona: The Company expects to commence a repositioning of Orchards Inn as the Cliffs at L'Auberge in 2024. The project will integrate the hotel with the adjacent L'Auberge de Sedona and include construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The project is expected to be completed in 2025.
•The Landing Lake Tahoe Resort and Spa: The Company expects to commence a renovation of the property to accommodate 14 new keys and construct an adjacent indoor/outdoor event space to be completed in 2025.

Balance Sheet and Liquidity

The Company ended the quarter with $628.5 million of liquidity, comprised of $120.1 million of unrestricted corporate cash, $108.4 million of unrestricted cash at its hotels and full capacity on its $400 million senior unsecured credit facility. As of March 31, 2024, the Company had $1.2 billion of total debt outstanding, which consisted of $800.0 million of unsecured term loans and $375.7 million of property-specific, non-recourse mortgage debt.

Dividends

The Company declared a quarterly cash dividend of $0.03 per common share, which was was paid on April 12, 2024 to shareholders of record as of March 29, 2024. The Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on March 29, 2024 to shareholders of record as of March 18, 2024.

Guidance
The Company is providing annual guidance for 2024, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.
The Company is revising its annual guidance for 2024 and now expects full year 2024 results to be as follows:

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End
Comparable RevPAR Growth	2.0%	4.0%	2.0%	4.0%	-
Adjusted EBITDA	$260 million	$290 million	$270 million	$290 million	+ $5.0 million
Adjusted FFO	$187 million	$217 million	$194 million	$214 million	+ $2.0 million
Adjusted FFO per share (based on 213.5 million diluted shares)	$0.88 per share	$1.02 per share	$0.91 per share	$1.00 per share	+$0.01 per share

The guidance above incorporates the following assumptions:
•Corporate expenses of $29.5 million to $30.5 million, which excludes expected executive transition costs which will be excluded from Adjusted EBITDA and Adjusted FFO;
•Interest expense of $65.2 million to $66.2 million;
•Income tax expense of zero to $1.0 million; and
•3,571,062 available rooms.

Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, May 3, 2024, at 9:00 a.m. Eastern Time (ET). The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with over 9,700 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Property and equipment, net	$2,750,573	$2,755,195
Right-of-use assets	97,151	97,692
Restricted cash	45,180	45,576
Due from hotel managers	155,744	144,689
Prepaid and other assets	70,085	73,940
Cash and cash equivalents	120,064	121,595
Total assets	$3,238,797	$3,238,687

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,174,733	1,177,005
Lease liabilities	113,201	112,866
Due to hotel managers	119,178	116,522
Deferred rent	70,638	69,209
Unfavorable contract liabilities, net	59,452	59,866
Accounts payable and accrued expenses	37,926	39,563
Distributions declared and unpaid	6,186	6,324
Deferred income related to key money, net	8,241	8,349
Total liabilities	1,589,555	1,589,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 210,064,433 and 209,627,197 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2,100	2,096
Additional paid-in capital	2,290,288	2,291,297
Accumulated other comprehensive income	(781)	(2,036)
Distributions in excess of earnings	(649,757)	(649,330)
Total stockholders’ equity	1,641,898	1,642,075
Noncontrolling interests	7,344	6,908
Total equity	1,649,242	1,648,983
Total liabilities and equity	$3,238,797	$3,238,687

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Rooms	$163,507	$160,673
Food and beverage	68,381	59,777
Other	24,535	23,103
Total revenues	256,423	243,553
Operating Expenses:
Rooms	43,968	40,203
Food and beverage	47,239	43,150
Other departmental and support expenses	64,600	61,968
Management fees	5,310	4,988
Franchise fees	9,026	8,077
Other property-level expenses	26,618	24,117
Depreciation and amortization	28,313	27,472
Corporate expenses	8,904	7,867
Total operating expenses, net	233,978	217,842

Interest expense	16,246	17,172
Interest (income) and other (income) expense, net	(1,069)	(423)
Total other expenses, net	15,177	16,749
Income before income taxes	7,268	8,962
Income tax benefit	1,090	226
Net income	8,358	9,188
Less: Net income attributable to noncontrolling interests	(30)	(32)
Net income attributable to the Company	8,328	9,156
Distributions to preferred stockholders	(2,454)	(2,454)
Net income attributable to common stockholders	$5,874	$6,702
Earnings per share:
Earnings per share available to common stockholders - basic	$0.03	$0.03
Earnings per share available to common stockholders - diluted	$0.03	$0.03

Weighted-average number of common shares outstanding:
Basic	211,669,343	211,411,519
Diluted	212,342,467	211,814,722

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Hotel Pre-Opening Costs: We exclude the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any unrealized fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$8,358	$9,188
Interest expense	16,246	17,172
Income tax benefit	(1,090)	(226)
Real estate related depreciation and amortization	28,313	27,472
EBITDA/EBITDAre	51,827	53,606
Non-cash lease expense and other amortization	1,518	1,550
Hotel pre-opening costs	234	216
Adjusted EBITDA	53,579	55,372
Corporate expenses	8,904	7,867
Interest (income) and other (income) expense, net	(1,069)	(423)
Hotel Adjusted EBITDA	$61,414	$62,816

	Full Year 2024 Guidance
	Low End	High End
Net income	$86,817	$108,817
Interest expense	66,183	65,183
Income tax expense	—	1,000
Real estate related depreciation and amortization	110,000	108,000
EBITDA/EBITDAre	263,000	283,000
Non-cash lease expense and other amortization	6,200	6,200
Hotel pre-opening costs	800	800
Adjusted EBITDA	$270,000	$290,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2024	2023
Net income	$8,358	$9,188
Real estate related depreciation and amortization	28,313	27,472
FFO	36,671	36,660
Distribution to preferred stockholders	(2,454)	(2,454)
FFO available to common stock and unit holders	34,217	34,206
Non-cash lease expense and other amortization	1,518	1,550
Hotel pre-opening costs	234	216
Fair value adjustments to interest rate swaps	—	2,014
Adjusted FFO available to common stock and unit holders	$35,969	$37,986
Adjusted FFO available to common stock and unit holders, per diluted share	$0.17	$0.18

	Full Year 2024 Guidance
	Low End	High End
Net income	$86,817	$108,817
Real estate related depreciation and amortization	110,000	108,000
FFO	196,817	216,817
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	187,000	207,000
Non-cash lease expense and other amortization	6,200	6,200
Hotel pre-opening costs	800	800
Adjusted FFO available to common stock and unit holders	$194,000	$214,000
Adjusted FFO available to common stock and unit holders, per diluted share	$0.91	$1.00

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for our 2021 dispositions (in thousands):

	Three Months Ended March 31,
	2024	2023
Revenues	$256,423	$243,553
Hotel revenues from prior ownership (1)	—	3,481
Comparable Revenues	$256,423	$247,034

Hotel Adjusted EBITDA	$61,414	$62,816
Hotel Adjusted EBITDA from prior ownership (1)	—	520
Comparable Hotel Adjusted EBITDA	$61,414	$63,336

Hotel Adjusted EBITDA Margin	23.95%	25.79%
Comparable Hotel Adjusted EBITDA Margin	23.95%	25.64%

(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to March 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information. The operating information includes historical quarterly operating results for our portfolio.

	Quarter 1, 2023	Quarter 2, 2023	Quarter 3, 2023	Quarter 4, 2023	Full Year 2023
ADR	$276.43	$292.67	$273.28	$282.57	$281.36
Occupancy	66.9%	76.6%	76.4%	68.4%	72.1%
RevPAR	$185.00	$224.27	$208.66	$193.16	$202.81
Total RevPAR	$282.28	$333.24	$310.54	$294.05	$305.08
Revenues (in thousands)	$247,034	$295,059	$278,162	$263,547	$1,083,802
Hotel Adjusted EBITDA (in thousands)	$63,336	$94,335	$80,492	$64,817	$302,980
Hotel Adjusted EBITDA Margin	25.64%	31.97%	28.94%	24.59%	27.96%
Available Rooms	875,126	885,430	895,743	896,260	3,552,559

Quarter 1, 2024
ADR	$269.53
Occupancy	68.4%
RevPAR	$184.23
Total RevPAR	$288.92
Revenues (in thousands)	$256,423
Hotel Adjusted EBITDA (in thousands)	$61,414
Hotel Adjusted EBITDA Margin	23.95%
Available Rooms	887,523

Market Capitalization as of March 31, 2024
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2024 closing price of $9.61/share)	$2,053,739
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,175,728
Cash and cash equivalents	(120,064)
Total enterprise value	$3,228,403
Share Reconciliation

Common shares outstanding	210,064
Operating partnership units	1,037
Unvested restricted stock held by management and employees	716
Share grants under deferred compensation plan	1,891
Combined shares and units	213,708

Debt Summary as of March 31, 2024
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	$73,879	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	73,240	May 2025
Hotel Clio	4.33%	Fixed	55,735	July 2025
Westin Boston Seaport District	4.36%	Fixed	172,874	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (1)	Variable	300,000	January 2025 (2)
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (2)
Total debt			1,175,728
Unamortized debt issuance costs (3)			(995)
Debt, net of unamortized debt issuance costs			$1,174,733

Weighted-average interest rate of fixed rate debt	4.09%
Total weighted-average interest rate (4)	5.22%

(1)    Interest rate as of March 31, 2024 was 6.78%, which excludes effect of interest rate swaps.
(2)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(3)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Other Assets on the accompanying consolidated balance sheet.
(4)    Weighted-average interest rate includes effect of interest rate swaps.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2024	1Q 2023	B/(W) 2023	1Q 2024	1Q 2023	B/(W) 2023	1Q 2024	1Q 2023	B/(W) 2023

Atlanta Marriott Alpharetta	318	$165.66	$159.23	4.0%	59.1%	62.6%	(3.5)%	$97.96	$99.61	(1.7)%
Bourbon Orleans Hotel	220	$261.57	$260.14	0.5%	76.6%	80.9%	(4.3)%	$200.49	$210.46	(4.7)%
Cavallo Point, The Lodge at the Golden Gate	142	$550.92	$567.94	(3.0)%	51.0%	52.7%	(1.7)%	$281.13	$299.21	(6.0)%
Chicago Marriott Downtown Magnificent Mile	1,200	$173.13	$188.98	(8.4)%	46.3%	39.5%	6.8%	$80.22	$74.71	7.4%
Chico Hot Springs Resort & Day Spa	117	$180.03	$164.87	9.2%	71.7%	73.2%	(1.5)%	$129.16	$120.72	7.0%
Courtyard Denver Downtown	177	$156.97	$178.98	(12.3)%	67.8%	69.1%	(1.3)%	$106.42	$123.67	(13.9)%
Courtyard New York Manhattan/Fifth Avenue	189	$208.12	$201.95	3.1%	89.0%	93.5%	(4.5)%	$185.26	$188.81	(1.9)%
Courtyard New York Manhattan/Midtown East	321	$248.51	$233.43	6.5%	91.1%	87.9%	3.2%	$226.49	$205.28	10.3%
Embassy Suites by Hilton Bethesda	272	$158.71	$142.06	11.7%	58.9%	61.6%	(2.7)%	$93.52	$87.57	6.8%
Havana Cabana Key West	106	$407.80	$379.67	7.4%	85.6%	87.9%	(2.3)%	$349.24	$333.90	4.6%
Henderson Beach Resort	266	$324.06	$361.12	(10.3)%	40.5%	42.7%	(2.2)%	$131.20	$154.33	(15.0)%
Henderson Park Inn	37	$410.42	$479.08	(14.3)%	57.2%	42.5%	14.7%	$234.65	$203.43	15.3%
Hilton Burlington Lake Champlain	258	$147.57	$165.81	(11.0)%	56.2%	63.2%	(7.0)%	$82.96	$104.76	(20.8)%
Hilton Garden Inn New York/Times Square Central	282	$181.91	$193.29	(5.9)%	89.7%	85.3%	4.4%	$163.18	$164.87	(1.0)%
Hotel Clio	199	$266.77	$298.34	(10.6)%	65.2%	61.8%	3.4%	$173.98	$184.29	(5.6)%
Hotel Emblem San Francisco	96	$254.29	$284.99	(10.8)%	58.8%	63.7%	(4.9)%	$149.50	$181.55	(17.7)%
Kimpton Hotel Palomar Phoenix	242	$274.39	$301.38	(9.0)%	81.9%	73.7%	8.2%	$224.84	$222.03	1.3%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$259.42	$273.10	(5.0)%	89.1%	87.5%	1.6%	$231.18	$239.00	(3.3)%
Kimpton Shorebreak Huntington Beach Resort	157	$286.87	$292.14	(1.8)%	78.5%	75.6%	2.9%	$225.25	$220.94	2.0%
L'Auberge de Sedona	88	$860.57	$958.17	(10.2)%	65.0%	57.5%	7.5%	$559.03	$550.94	1.5%
Lake Austin Spa Resort	40	$1,000.12	$1,122.11	(10.9)%	57.6%	55.7%	1.9%	$576.17	$624.64	(7.8)%
Margaritaville Beach House Key West	186	$512.43	$495.09	3.5%	91.8%	85.1%	6.7%	$470.35	$421.38	11.6%
Orchards Inn Sedona	70	$296.11	$291.48	1.6%	57.2%	59.5%	(2.3)%	$169.25	$173.50	(2.4)%
Salt Lake City Marriott Downtown at City Creek	510	$198.29	$199.71	(0.7)%	65.7%	67.2%	(1.5)%	$130.36	$134.17	(2.8)%
The Dagny Boston	403	$194.24	$228.24	(14.9)%	76.8%	49.0%	27.8%	$149.23	$111.77	33.5%
The Gwen	311	$213.40	$222.60	(4.1)%	65.9%	65.2%	0.7%	$140.71	$145.07	(3.0)%
The Hythe Vail	344	$629.06	$627.60	0.2%	76.4%	84.2%	(7.8)%	$480.78	$528.21	(9.0)%
The Landing Lake Tahoe Resort & Spa	82	$332.66	$362.47	(8.2)%	46.7%	31.0%	15.7%	$155.36	$112.33	38.3%
The Lindy Renaissance Charleston Hotel	167	$319.79	$333.13	(4.0)%	86.6%	84.5%	2.1%	$276.82	$281.51	(1.7)%
The Lodge at Sonoma Resort	182	$311.09	$361.03	(13.8)%	45.4%	54.5%	(9.1)%	$141.10	$196.63	(28.2)%
Tranquility Bay Beachfront Resort	103	$809.20	$813.34	(0.5)%	75.5%	74.1%	1.4%	$610.81	$602.42	1.4%
Westin Boston Waterfront	793	$219.87	$203.87	7.8%	78.0%	71.7%	6.3%	$171.40	$146.25	17.2%
Westin Fort Lauderdale Beach Resort	433	$330.31	$348.32	(5.2)%	87.6%	87.9%	(0.3)%	$289.51	$306.27	(5.5)%
Westin San Diego Bayview	436	$218.22	$214.73	1.6%	61.3%	73.9%	(12.6)%	$133.84	$158.76	(15.7)%
Westin Washington D.C. City Center	410	$216.86	$214.83	0.9%	69.2%	68.0%	1.2%	$149.98	$146.02	2.7%
Worthington Renaissance Fort Worth Hotel	504	$209.20	$196.60	6.4%	69.9%	74.1%	(4.2)%	$146.33	$145.65	0.5%
Comparable Total (1)	9,757	$269.53	$276.43	(2.5)%	68.4%	66.9%	1.5%	$184.23	$185.00	(0.4)%

(1) Amounts include the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2024

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	$4,186	$1,090	$375	$—	$—	$1,465
Bourbon Orleans Hotel	$4,991	$1,314	$874	$—	$(29)	$2,159
Cavallo Point, The Lodge at the Golden Gate	$9,847	$(66)	$1,461	$—	$94	$1,489
Chicago Marriott Downtown Magnificent Mile	$19,287	$(1,577)	$3,415	$6	$(397)	$1,447
Chico Hot Springs Resort & Day Spa	$3,329	$(256)	$387	$—	$2	$133
Courtyard Denver Downtown	$1,986	$168	$381	$—	$—	$549
Courtyard New York Manhattan/Fifth Avenue	$3,301	$(941)	$359	$—	$253	$(329)
Courtyard New York Manhattan/Midtown East	$6,928	$(569)	$526	$875	$—	$832
Embassy Suites by Hilton Bethesda	$2,640	$(2,035)	$575	$—	$1,462	$2
Havana Cabana Key West	$4,135	$1,464	$298	$—	$—	$1,762
Henderson Beach Resort	$6,719	$(957)	$1,062	$—	$—	$105
Henderson Park Inn	$1,278	$(117)	$274	$—	$—	$157
Hilton Burlington Lake Champlain	$2,676	$(810)	$574	$—	$—	$(236)
Hilton Garden Inn New York/Times Square Central	$4,946	$(536)	$650	$—	$—	$114
Hotel Clio	$5,429	$(1,034)	$845	$621	$5	$437
Hotel Emblem San Francisco	$1,627	$(36)	$302	$—	$—	$266
Kimpton Hotel Palomar Phoenix	$7,730	$2,247	$501	$—	$197	$2,945
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,298	$486	$357	$—	$—	$843
Kimpton Shorebreak Huntington Beach Resort	$5,006	$981	$380	$—	$—	$1,361
L'Auberge de Sedona	$7,339	$1,627	$386	$—	$—	$2,013
Lake Austin Spa Resort	$4,837	$312	$681	$—	$—	$993
Margaritaville Beach House Key West	$10,107	$4,200	$766	$—	$—	$4,966
Orchards Inn Sedona	$2,032	$415	$88	$—	$42	$545
Salt Lake City Marriott Downtown at City Creek	$8,402	$2,156	$918	$—	$11	$3,085
The Dagny Boston	$6,425	$(1,116)	$1,530	$—	$—	$414
The Gwen	$5,473	$(1,865)	$949	$—	$—	$(916)
The Hythe Vail	$20,496	$9,508	$1,181	$—	$—	$10,689
The Landing Lake Tahoe Resort & Spa	$2,159	$(114)	$219	$—	$—	$105
The Lindy Renaissance Charleston Hotel	$5,275	$1,700	$394	$—	$—	$2,094
The Lodge at Sonoma Resort	$4,538	$(639)	$618	$—	$—	$(21)
Tranquility Bay Beachfront Resort	$7,158	$1,937	$453	$—	$—	$2,390
Westin Boston Seaport District	$21,101	$(1,199)	$2,484	$1,953	$(122)	$3,116
Westin Fort Lauderdale Beach Resort	$24,022	$8,261	$1,083	$—	$—	$9,344
Westin San Diego Bayview	$7,677	$802	$1,068	$—	$—	$1,870
Westin Washington D.C. City Center	$7,466	$353	$1,048	$—	$—	$1,401
Worthington Renaissance Fort Worth Hotel	$12,577	$2,174	$851	$702	$—	$3,727
Comparable Total	$256,423	$27,328	$28,313	$4,157	$1,518	$61,414
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2023
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,017	$939	$364	$—	$—	$1,303
Bourbon Orleans Hotel	$5,064	$1,429	$837	$—	$6	$2,272
Cavallo Point, The Lodge at the Golden Gate	$10,393	$894	$1,392	$—	$94	$2,380
Chicago Marriott Downtown Magnificent Mile	$15,284	$(2,595)	$3,654	$6	$(397)	$668
Courtyard Denver Downtown	$2,198	$276	$377	$—	$—	$653
Courtyard New York Manhattan/Fifth Avenue	$3,263	$(755)	$345	$—	$253	$(157)
Courtyard New York Manhattan/Midtown East	$6,206	$(1,002)	$501	$886	$—	$385
Embassy Suites by Hilton Bethesda	$2,565	$(2,163)	$575	$—	$1,477	$(111)
Havana Cabana Key West	$4,001	$1,543	$278	$—	$—	$1,821
Henderson Beach Resort	$6,557	$(1,008)	$999	$—	$—	$(9)
Henderson Park Inn	$1,071	$(249)	$252	$—	$—	$3
Hilton Burlington Lake Champlain	$3,272	$(430)	$568	$—	$—	$138
Hilton Garden Inn New York/Times Square Central	$4,752	$(235)	$639	$—	$—	$404
Hotel Clio	$5,353	$(921)	$862	$629	$5	$575
Hotel Emblem San Francisco	$2,001	$(30)	$297	$—	$—	$267
Kimpton Hotel Palomar Phoenix	$7,654	$1,981	$660	$—	$181	$2,822
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,175	$583	$304	$—	$—	$887
Kimpton Shorebreak Huntington Beach Resort	$4,527	$780	$412	$—	$—	$1,192
L'Auberge de Sedona	$6,862	$1,435	$361	$—	$—	$1,796
Lake Austin Spa Resort	$4,950	$456	$628	$—	$—	$1,084
Margaritaville Beach House Key West	$9,221	$4,078	$800	$—	$—	$4,878
Orchards Inn Sedona	$2,048	$439	$92	$—	$42	$573
Salt Lake City Marriott Downtown at City Creek	$8,291	$2,492	$567	$—	$11	$3,070
The Dagny Boston	$4,786	$(1,544)	$1,124	$—	$—	$(420)
The Gwen	$5,589	$(1,514)	$1,083	$—	$—	$(431)
The Hythe Vail	$21,895	$10,653	$1,202	$—	$—	$11,855
The Landing Lake Tahoe Resort & Spa	$1,553	$(560)	$223	$—	$—	$(337)
The Lindy Renaissance Charleston Hotel	$5,401	$1,874	$465	$—	$—	$2,339
The Lodge at Sonoma Resort	$6,105	$396	$657	$—	$—	$1,053
Tranquility Bay Beachfront Resort	$6,982	$2,039	$429	$—	$—	$2,468
Westin Boston Seaport District	$18,031	$(1,865)	$2,470	$1,981	$(122)	$2,464
Westin Fort Lauderdale Beach Resort	$22,987	$8,306	$1,054	$—	$—	$9,360
Westin San Diego Bayview	$8,700	$2,013	$855	$—	$—	$2,868
Westin Washington D.C. City Center	$6,707	$(63)	$1,020	$—	$—	$957
Worthington Renaissance Fort Worth Hotel	$12,092	$1,907	$1,126	$712	$—	$3,745
Total	$243,553	$29,579	$27,472	$4,214	$1,550	$62,816
Add: Prior Ownership Results (2)	$3,481	$295	$225	$—	$—	$520
Comparable Total	$247,034	$29,874	$27,697	$4,214	$1,550	$63,336
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.